Exhibit 23.1

CONSENT OF CASSELS BROCK & BLACKWELL, LLP

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our opinion dated May 22, 2009 included as Exhibit 5.1 to the Current Report on Form 8-K filed by Altair Nanotechnologies, Inc. on May 22, 2009 and to the reference to our firm in the section entitled “Legal Matters” within this Registration Statement.

Cassels Brock & Blackwell LLP
October 2, 2009